Exhibit 99.1

Provectus Biopharmaceuticals Announces Change to Board of Directors

KNOXVILLE, TN, July 16, 2020 (GLOBE NEWSWIRE) — Provectus (OTCQB: PVCT) today is pleased to announce the addition of Webster Bailey to the Company’s Board of Directors (the “Board”), effective as of July 20, 2020. Mr. Bailey is a member of the board of directors of the Clover Fork Coal Company investment trust (the “Clover Fork Trust”), which had invested in the Company.

As contemplated by the Definitive Financing Commitment Term Sheet entered into on March 19, 2017 between the Company and a group of its stockholders (the “PRH Group”), which set forth the terms on which the PRH Group would provide financing to the Company (the “2017 Definitive Financing”), Jan Koe resigned from the Board on July 11, 2020.

Mr. Bailey currently serves as the Executive Director of Business Development and Marketing at Cornerstone of Recovery (“Cornerstone”), an East Tennessee substance abuse rehabilitation center. Since 2007, he has directed all of Cornerstone’s marketing, business development, and outreach efforts. Mr. Bailey also serves on Cornerstone’s Continuous Quality Improvement and Executive Committees. He is involved in several East Tennessee substance abuse prevention and recovery-related initiatives, including having served multiple terms as President of the boards of directors of the Metro Drug Coalition and the Blount County Recovery Court Foundation. For these and other community leadership efforts, Mr. Bailey received the Community Service Award from the Tennessee Licensed Professional Counselors Association (2013), the Recovery Services Award from the Metropolitan Drug Commission (2014), and the Prevention Champion Award from the Blount County Community Health Initiative (2015), and was named Professional of the Year by the East Tennessee Association of Alcoholism and Drug Abuse Counselors (2016). He received a Bachelor’s Degree in Communications and Public Relations from the University of Tennessee.

Mr. Bailey said, “I am gratified to join Provectus’ board of directors at an exciting time in the Company’s history and look forward to helping advance its goal of developing safe, effective, and affordable immunotherapy medicines for multiple diseases including cancer. I feel particularly honored to represent the Clover Fork Trust and our extended family, which stretches from New Jersey to Alabama. Many of our family members have been ravaged by cancer, and the Clover Fork Trust recently committed to do something about this terrible disease. Helping Provectus make cancer care more accessible and affordable closely aligns with our family’s goal and dream.”

Ed Pershing, CPA, Chair of Provectus’ Board, said “We are pleased to receive Clover Fork Trust’s support and obtain Webster’s participation on our board of directors. The coronavirus pandemic has exposed vulnerabilities in societies around the world and in the United States in particular. Part of Provectus’ mission, and ingrained in our company culture, is the development of drugs that bring balance back to our public health care system and provide greater access to affordable health care.”

Mr. Pershing added, “On behalf of our shareholders, the board of directors thanks Jan Koe for his time, effort, and board contributions. He worked collaboratively with the PRH Group as it entered into the 2017 Definitive Financing with Provectus, introduced a new corporate strategy for the Company, and executed an initial business plan. I want to personally express my appreciation for Jan’s service on our board.”

About Provectus

Provectus Biopharmaceuticals, Inc. (Provectus or the Company) is a clinical-stage biotechnology company developing a new class of drugs based on an entirely- and wholly-owned family of chemical small molecules called halogenated xanthenes. Information about the Company’s clinical trials can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus, please visit the Company’s website at www.provectusbio.com.

FORWARD-LOOKING STATEMENTS: The information in this press release may include “forward-looking statements,” within the meaning of U.S. securities legislation, relating to the business of the Company and its affiliates, which are based on the opinions and estimates of Company management and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek,” “anticipate,” “budget,” “plan,” “continue,” “estimate,” “expect,” “forecast,” “may,” “will,” “project,” “predict,” “potential,” “targeting,” “intend,” “could,” “might,” “should,” “believe,” and similar words suggesting future outcomes or statements regarding an outlook.

The safety and efficacy of the agents and/or uses under investigation have not been established. There is no guarantee that the agents will receive health authority approval or become commercially available in any country for the uses being investigated or that such agents as products will achieve any particular revenue levels.

Due to the risks, uncertainties, and assumptions inherent in forward-looking statements, readers should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof or as of the date specifically specified herein, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws. The forward-looking statements are expressly qualified by this cautionary statement.

Risks, uncertainties, and assumptions include those discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including those described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

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Contact:

Provectus Biopharmaceuticals, Inc.

Heather Raines, CPA

Chief Financial Officer

Phone: (866) 594-5999